Exhibit 6

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, W.R. Berkley Capital Trust
Securities-Backed Series 2002-1
*CUSIP:  21988G536 & 21988GBL9

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 15, 2002

INTEREST ACCOUNT

Balance as of December 15, 2001                                            $0.00
         Scheduled Income received on securities                     $901,670.00
         Unscheduled Income received on securities                         $0.00

LESS:
         Distribution to Class A1 Holders                           -$893,750.00
         Distribution to Depositor                                    -$7,920.00

Balance as of June 15, 2002                                                $0.00

PRINCIPAL ACCOUNT

Balance as of December 15, 2001                                            $0.00
         Scheduled principal payment received on securities                $0.00

LESS:
       Distribution to Holders                                             $0.00
Balance as of June 15, 2002                                                $0.00


                  UNDERLYING SECURITIES HELD AS OF June 15, 2002

Principal
Amount                        Title of Security
------                        -----------------
$22,000,000                   W.R. Berkley Capital Trust
                              8.197% Capital Securities
                              Due December 15, 2045
                              *CUSIP:   08449AB0

U.S. Bank Trust National Association, as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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